UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 23, 2009

                              MAGYAR BANCORP, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

            Delaware                       0-51726                20-4154978
-----------------------------       ---------------------    -------------------
(State or Other Jurisdiction)       (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


400 Somerset Street, New Brunswick, New Jersey                      08901
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (732) 342-7600
                                                     --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

     As disclosed in Item 5.02 of this Current Report on Form 8-K, the employment agreement between Magyar Bancorp, Inc. and Elizabeth E. Hance has been terminated as of December 23, 2009.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
            ------------------

     On December 23, 2009, Magyar Bancorp, Inc. (the "Company"), the holding company for Magyar Bank (the "Bank"), issued a press release announcing that its Board of Directors appointed John S. Fitzgerald as Acting President and Chief Executive Officer. Elizabeth E. Hance, who served as President and Chief Executive Officer since January 2005, has resigned from this position and from the Board of Directors of the Bank and the Company. A copy of the press release is filed as exhibit 99.1 to this report.

     Mr. Fitzgerald, age 45, has served as Executive Vice President and Chief Operating Officer of the Company and the Bank since October 2007, and prior to that time was Executive Vice President and Chief Lending Officer. Mr. Fitzgerald is employed pursuant to the terms of an employment agreement, the material terms of which are disclosed in the Company's proxy statement dated December 31, 2008. The employment agreement has not been modified or amended as a result of his appointment as Acting President and Chief Executive Officer. There are no transactions between the Company and Mr. Fitzgerald that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

     Pursuant to the terms of the employment agreement between Ms. Hance and the Company, and in accordance with a Separation Agreement and General Release dated December 23, 2009, the departure of Ms. Hance is considered an "Event of Termination" that entitles her to severance benefits under the employment agreement. Accordingly, Ms. Hance will receive a cash payment of $792,225 (three times her base salary) and the continuation of certain insurance coverages for a period of thirty-six months. The Company and Ms. Hance have agreed to the mutual release of all claims relating to her employment, and have agreed that the payments with respect to the 2009 plan year under the supplemental retirement income agreements are the final payments due. Under the terms of her employment agreement and under the Separation Agreement, Ms. Hance will be subject to certain non-competition restrictions for a one year period. The employment agreement between Ms. Hance and the Company has been terminated.

Item 9.01   Financial Statements and Exhibits
            ---------------------------------

(a)    Not Applicable.

(b)    Not Applicable.

(c)    Not Applicable.

(d)    Exhibits.

       Exhibit No.                Description
       -----------                -----------

         99.1                     Press release dated December 23, 2009

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       MAGYAR BANCORP, INC.



DATE: December 23, 2009                By: /s/ John S. Fitzgerald
                                           ------------------------------------
                                           John S. Fitzgerald
                                           Acting President and Chief Executive
                                           Officer

                                  EXHIBIT INDEX

         Exhibit No.                      Description
         -----------                      -----------

          99.1                            Press release dated December 23, 2009